EXHIBIT 99.1

StellarOne Corporation Reports Second Quarter Results

CHARLOTTESVILLE, Va., July 27, 2009 (GLOBE NEWSWIRE) -- StellarOne Corporation (Nasdaq:STEL) (StellarOne) today reported a second quarter 2009 loss of $326 thousand and a net loss available to common shareholders of $785 thousand, or $0.03 per diluted common share. Those results compare to net income of $6.1 million, or diluted earnings per share of $0.27 during the same period in the prior year, and a net loss to common shareholders of $298 thousand or $0.01 per diluted common share recognized for the first quarter of 2009.

The results for the second quarter of 2009 were impacted by a provision for loan losses totaling $6.5 million that approximated net charge-offs of $6.9 million for the period, and compares to a provision for loan losses of $7.75 million during the first quarter of 2009 and $2.8 million for the same quarter in the prior year. Additionally, second quarter 2009 results were reduced by a special assessment from the FDIC totaling $1.3 million.

O. R. Barham, Jr., President and CEO, commented, "While earnings continue to be a challenge in this difficult economy, we are encouraged with the quarter on a number of fronts. While non-performing assets rose, the 11% increase is considerably less than that experienced in the previous three quarters, and we experienced little to no increase in problem assets associated with our residential real estate development loan exposure at Smith Mountain Lake. Past-due levels, including non-performing loans, were down 15% overall and down over 49% in the 30-89 day range from our previous quarter. Our mortgage banking division had a record quarter with revenues of $2.1 million and a solid earnings contribution. Our consolidated pre-tax, pre-provision quarterly earnings of $5.7 million were impacted by the special $1.3 million FDIC assessment accrued during the period, but are indicative of continuing core earnings stability. We continue to be frugal on our overhead costs and have several initiatives underway to improve efficiency. Average core deposit growth was strong for the quarter, with growth of $78.9 million or 13.6% annualized."

Usefulness of Prior Year Second Quarter Comparisons is Limited

StellarOne's 2008 second quarter operating results include nonrecurring merger expenses of $929 thousand and an increase in revenues from the amortization of purchase accounting adjustments of $2.4 million associated with the consummation of the merger between Virginia Financial Group, Inc. (VFG) and FNB Corporation (FNB). VFG and FNB were combined in a merger of equals transaction to create StellarOne Corporation. Therefore, linked quarter comparisons are emphasized as they are deemed more meaningful.

Capital Levels Remain Strong

StellarOne's capital level remains strong during the economic downturn. The tangible common equity ratio was 9.27% at June 30, 2009 compared to 9.53% at March 31, 2009. Tier 1 risk-based and total risk-based capital ratios were 13.47% and 14.72%, respectively, at June 30, 2009 compared to 13.65% and 14.95% at March 31, 2009. Excluding the $30 million in preferred stock issued in connection with participation in the TARP program, StellarOne's Tier 1 risk-based common ratio was 12.28% compared to 12.44% at March 31, 2009. Shareholder's equity, excluding the preferred stock, represented 11.77% of total assets at June 30, while book value per common share at June 30, 2009 was $15.88 per share. All capital ratios are significantly higher than an average of its peers and remain well above regulatory standards for well-capitalized banks.

Nonperforming Asset Levels and Credit Losses Increase

StellarOne's ratio of non-performing assets as a percentage of total assets increased to 2.60% as of June 30, 2009, compared to 2.38% as of March 31, 2009 and 0.86% as of June 30, 2008. Non-performing assets totaled $79.6 million at June 30, 2009 and consisted of non-accrual loans of $73.0 million, foreclosed property of $4.1 million and loans past due greater than ninety days and accruing of $1.3 million. Annualized net charge-offs as a percentage of average loans receivable amounted to 1.20% for the second quarter of 2009, compared to 0.51% for the first quarter of 2009 and 0.22% for the same quarter in the prior year. Net charge-offs for the second quarter totaled $6.9 million and were up $4.0 million compared to the $2.9 million in net charge-offs recognized during the first quarter of 2009 and up $5.6 million compared to the $1.3 million in net charge-offs posted during the second quarter of 2008.

The primary concentration of credit issues within the portfolio continues to be the residential development and construction loan segment of our portfolio, with emphasis on a concentration at Smith Mountain Lake (SML). Of the total nonaccrual loans of $73.0 million at June 30, 2009, approximately $41.6 million are residential development and construction loans, of which approximately $25.3 million or 61% are SML related.

StellarOne recorded a provision for loan losses of $6.5 million for the second quarter of 2009, a decrease of $1.3 million compared to the first quarter of 2009. The second quarter provision compares to net charge-offs of $6.9 million for the quarter, resulting in the allowance as a percentage of total loans remaining flat at 1.56% for June 30, 2009 when compared to March 31. While there are encouraging signs in the economy and past-due levels improved for the quarter, StellarOne continues to anticipate elevated non-performing assets and net charge-off levels throughout the remainder of 2009, and will likely see some migration of nonaccrual loans to foreclosed assets.

Balance Sheet Grows and Deposit Growth Enhances Strong Liquidity

Average loans for the second quarter of 2009 were $2.29 billion, remaining flat with that of the first quarter. Average securities were $327.2 million for the second quarter of 2009, up $15.2 million or 4.9% from $312.0 million for the first quarter of 2009. Average deposits for the second quarter were $2.41 billion, up $78.9 million or 3.4% compared to $2.33 billion for the first quarter of 2009. Approximately $64.4 million or 81.6% of this deposit growth related to increases in interest bearing deposits with the remaining $14.5 million resulting from additions to non-interest bearing deposits. Total average earning assets were $2.73 billion for the second quarter of 2009, up $65.2 million or 2.4% when compared to $2.66 billion for the first quarter of 2009. At June 30, 2009, total assets were $3.06 billion, compared to $3.00 billion at March 31, 2009. Cash and cash equivalents were $184.4 million at June 30, 2009, an increase of $39.9 million or 27.6% compared to $144.5 million at March 31, 2009. Shareholder's equity at June 30, 2009 was $389.7 million, a decrease of $2.6 million or 0.7% compared to March 31, 2009.

Noninterest Income Increases Driven by Mortgage and Retail Banking

On an operating basis, which excludes gains and losses from sales of assets, total non-interest income amounted to $8.3 million for the second quarter of 2009, an increase of $1.3 million or 17.8% from $7.0 million for first quarter of 2009. Mortgage banking revenue totaled $2.1 million for the second quarter, an increase of $660 thousand or 46.4% compared to $1.4 million for the first quarter of 2009. The increased originations are primarily a reflection of the favorable interest rate environment and have resulted in an increase in the earnings contribution from the mortgage line of business during the second quarter. Retail banking fee income amounted to $4.1 million for the second quarter, an increase of $402 thousand or 10.8% compared to $3.7 million for the first quarter of 2009, largely a result of more NSF charge activity and a higher realization rate associated with these fees. Wealth management revenues from trust and brokerage fees for the second quarter of 2009 were $989 thousand or essentially flat compared to $1.0 million in the first quarter of 2009. Revenues from this line of business remain suppressed due to lower market valuations for assets under management. Despite revenue contraction, wealth management contributed earnings to the company during both the first and second quarters of 2009. Revenues from other miscellaneous income sources for the second quarter of 2009 were $780 thousand, up $189 thousand or 32.0% compared to $591 thousand for the first quarter of 2009, related principally to seasonal insurance related revenues.

Core Margin Compression Continues

Net interest income, on a tax-equivalent basis and excluding the effects of purchase accounting amortization, amounted to $22.0 million for both the first and second quarters of 2009. The core net interest margin, adjusted to exclude the effect of purchasing accounting amortization, was 3.24% for the second quarter of 2009, compared to 3.36% for the first quarter 2009. Including the effects of purchase accounting adjustments, the net interest margin was 3.34% for the second quarter 2009, compared to 3.52% for the first quarter 2009. The compression noted continues to be yield driven, with the average yield on earning assets decreasing 30 basis points to 5.29% as compared to 5.59% for the first quarter of 2009. Contributing factors include a relatively high level of fixed rate re-pricing in the loan portfolio, the impact of an increasing amount of loans in nonaccrual status and a higher level of short term liquidity in the balance sheet. The cost of interest bearing liabilities contracted 14 basis points from 2.45% during the first quarter of 2009 to 2.31% during the second quarter of 2009, but remained much less sensitive to repricing when compared to interest earning assets.

Noninterest Expense Increases Due to FDIC Insurance Premiums and Mortgage Volume

Non-interest expense for the second quarter of 2009 amounted to $24.1 million, or up $1.9 million or 8.6% when compared to the $22.2 million for the first quarter of 2009 and down $553 thousand or 2.2% when compared to the same quarter in the prior year. A special assessment from the FDIC totaling $1.3 million, which is payable in September 2009, was accrued during the current quarter. Additionally, due to increased originations generated by a favorable interest rate environment experienced during the second quarter, mortgage commissions increased $391 thousand and loan operations expense increased $275 thousand when compared to the first quarter. Exclusive of these items, noninterest expense was relatively flat compared to the first quarter of 2009. StellarOne's efficiency ratio was 77.58% for the second quarter of 2009, compared to 73.70% for the first quarter of 2009, reflecting the increased expenses as noted for the period.

About StellarOne

StellarOne Corporation is a traditional community bank, offering a full range of business and consumer banking services, including trust and wealth management services. Through the activities of its sole subsidiary, StellarOne Bank, StellarOne operates 59 full-service financial centers, one loan production office, and 66 ATMs serving the New River Valley, Roanoke Valley, Shenandoah Valley, and Central and North Central Virginia.

Earnings Webcast

To hear a live webcast of StellarOne's second quarter 2009 earnings conference call at 10.00 a.m. (EDT) today, please visit our website at www.stellarone.com and click on the Investor Relations section for detailed instructions on how to participate. Replays of the conference call will be available from 1:00 p.m. (EDT) on Monday, July 27, 2009 through 12:00 a.m. (EDT) on Sunday, August 2, 2009, by dialing toll free (888) 203-1112 and using passcode #4895485.

Non-GAAP Financial Measures

This report refers to the efficiency ratio, which is computed by dividing non-interest expense by the sum of net interest income on a tax equivalent basis and non-interest income excluding gains or losses on securities, fixed assets and foreclosed assets. It also refers to operating earnings, which reflects net income and associated performance ratios adjusted for non-recurring expenses associated with mergers, asset gains and losses or expenses that are unusual in nature. Such information is not in accordance with generally accepted accounting principles in the United States (GAAP) and should not be construed as such. These are non-GAAP financial measures that we believe provide investors with important information regarding our operational efficiency. Comparison of our efficiency ratio or operating earnings with those of other companies may not be possible, because other companies may calculate them differently. Pre-tax, pre-provision earnings, which adds back provision and tax expense to net income, is used to demonstrate a more representative comparison of operational performance without the volatility of credit quality that is typically present in times of economic stress. Management believes such financial information is meaningful to the reader in understanding operating performance, but cautions that such information should not be viewed as a substitute for GAAP. StellarOne, in referring to its net income, is referring to income under GAAP.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements. The forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from historical results, or those anticipated. When we use words such as "believes", "expects", "anticipates" or similar expressions, we are making forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date thereof. StellarOne wishes to caution the reader that factors, such as those listed below, in some cases have affected and could affect StellarOne's actual results, causing actual results to differ materially from those in any forward-looking statement. These factors include: (i) expected cost savings from StellarOne's acquisitions and dispositions, (ii) competitive pressure in the banking industry or in StellarOne's markets may increase significantly, (iii) changes in the interest rate environment may reduce margins, (iv) general economic conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, credit quality deterioration, (v) changes may occur in banking legislation and regulation, (vi) changes may occur in general business conditions, (vii) changes may occur in the securities markets and (viii) the impact of governmental restrictions on entities participating in the US Treasury Department Capital Purchase Program. Please refer to StellarOne's filings with the Securities and Exchange Commission for additional information, which may be accessed at www.StellarOne.com.

NOTE: Risk-based capital ratios are preliminary.

 SELECTED FINANCIAL DATA
 StellarOne Corporation (NASDAQ: STEL)
 (Dollars in thousands, except per share data)
 ---------------------------------------------------------------------

 SUMMARY INCOME
  STATEMENT            Three Months Ended June   Six Months Ended June
 --------------------  -----------------------  ----------------------
                           2009        2008        2009        2008
                        ----------  ----------  ----------  ----------
 Interest income -
  taxable equivalent    $   35,972  $   44,709  $   72,666  $   75,469
 Interest expense           13,259      14,719      26,838      27,833
                        ----------  ----------  ----------  ----------
  Net interest income -
   taxable equivalent       22,713      29,990      45,828      47,636
 Less: taxable
  equivalent adjustment        630         657       1,195       1,621
                        ----------  ----------  ----------  ----------
 Net interest income        22,083      29,333      44,633      46,847
 Provision for loan and
  lease losses               6,500       2,835      14,250       3,787
                        ----------  ----------  ----------  ----------
  Net interest income
   after provision for
   loan and lease
   losses                   15,583      26,498      30,383      43,060
 Noninterest income          7,663       7,647      14,640      12,812
 Noninterest expense        24,057      24,609      46,280      43,647
 (Benefit) provision
  for income taxes            (485)      3,396      (1,077)      3,998
                        ----------  ----------  ----------  ----------
  Net income                  (326)      6,140        (180)      8,227
 Dividends and
  accretion on
  preferred stock             (374)         --        (744)         --
 Accretion of preferred
  stock discount               (85)         --        (159)         --
                        ----------  ----------  ----------  ----------
  Net (loss) income
   available to common
   shareholders         $     (785) $    6,140  $   (1,083) $    8,227
                        ==========  ==========  ==========  ==========

 Earnings (Loss) per
  share available to
  common shareholders
  Basic                 $    (0.03) $     0.27  $    (0.05) $     0.44
  Diluted               $    (0.03) $     0.27  $    (0.05) $     0.44

 SUMMARY AVERAGE
  BALANCE SHEET        Three Months Ended June   Six Months Ended June
 --------------------  -----------------------  ----------------------
                           2009        2008        2009        2008
                        ----------  ----------  ----------  ----------
  Total loans           $2,291,735  $2,288,804  $2,288,118  $1,958,566
  Total securities         327,224     403,175     319,287     345,061
  Total earning assets   2,729,485   2,759,120   2,696,336   2,350,751
  Total assets           3,013,084   3,049,826   2,982,830   2,579,607
  Total deposits         2,407,444   2,373,305   2,368,201   1,972,859
  Shareholders' Equity     390,930     367,327     392,461     293,823

 PERFORMANCE RATIOS     Three Months Ended June  Six Months Ended June
 --------------------   ----------------------  ----------------------
                           2009        2008        2009        2008
                        ----------  ----------  ----------  ----------
  Return on average
   assets                    -0.04%       0.81%      -0.01%       0.64%
  Return on average
   equity                    -0.34%       6.72%      -0.09%       5.63%
  Return on average
   realized equity(A)        -0.34%       6.72%      -0.09%       5.65%
  Net interest margin
   (taxable equivalent)       3.34%       4.37%       3.43%       4.08%
  Net interest margin
   (excluding
   amortization of
   purchase accounting
   adjustments)               3.24%       3.69%       3.30%       3.94%
  Efficiency (taxable
   equivalent)(B)            77.58%      65.26%      75.67%      71.51%

 CREDIT QUALITY        Three Months Ended June   Six Months Ended June
 --------------------  -----------------------  ----------------------
                           2009        2008        2009        2008
                        ----------  ----------  ----------  ----------
 Allowance for loan
  losses:
  Beginning of period   $   35,319  $   27,037  $   30,464  $   15,082
  Provision for loan
   losses                    6,500       2,835      14,250       3,787
  Charge-offs               (7,783)     (1,908)    (11,225)     (2,526)
  Recoveries                   887         651       1,434         733
                        ----------  ----------  ----------  ----------
  Net charge-offs           (6,896)     (1,257)     (9,791)     (1,793)
  Allowance acquired
   via acquisition              --          --          --      11,539
                        ----------  ----------  ----------  ----------
  End of period         $   34,923  $   28,615  $   34,923  $   28,615
                        ==========  ==========  ==========  ==========

                               June 30           Six Months Ended June
                        ----------------------  ----------------------
                           2009        2008        2009        2008
                        ----------  ----------  ----------  ----------
 Total non-performing
  assets                $   79,574  $   25,931
  Nonperforming assets
   as a % of total
   assets:                    2.60%       0.86%
  Nonperforming assets
   as a % of loans plus
   foreclosed assets          3.55%       1.13%
 Allowance for loan
  losses as a % of
  total loans                 1.56%       1.25%
 Net charge-offs as a %
  of average loans
  outstanding                 1.20%       0.22%       1.71%       0.18%

 CAPITAL MANAGEMENT            June 30
 --------------------   ----------------------
                           2009        2008
                        ----------  ----------

  Tier 1 risk-based
   capital ratio             13.47%      11.73%
  Tangible equity ratio      10.27%       9.57%
  Tangible common
   equity ratio               9.27%       9.57%
  Period end shares
   issued and
   outstanding          22,652,792  22,600,357
  Book value per common
   share                     15.88       16.22
  Tangible book value
   per common share          12.16       12.48

                       Three Months Ended June   Six Months Ended June
                       -----------------------  ----------------------
                           2009        2008        2009        2008
                        ----------  ----------  ----------  ----------
  Shares issued             22,156      22,670      47,729  11,804,414
  Average common shares
   issued and
   outstanding          22,641,114  22,585,161  22,630,323  18,831,352
  Average diluted
   common shares issued
   and outstanding      22,691,158  22,651,991  22,683,721  18,899,355
  Cash dividends paid
   per common share     $     0.04  $     0.16  $     0.20  $     0.32

 SUMMARY ENDING
  BALANCE SHEET                June 30
 --------------------   ----------------------
                           2009        2008
                        ----------  ----------
  Total loans           $2,240,112  $2,290,233
  Total securities         352,166     349,645
  Total earning assets   2,776,553   2,780,554
  Total assets           3,056,915   3,030,695
  Total deposits         2,449,338   2,414,748
  Shareholders' Equity     389,706     366,544
  Book value per share  $    17.20  $    16.22

 OTHER DATA
  End of period full
   time employees              831         901

 NOTES:
 (A) Excludes the effect on average stockholders' equity of unrealized gains (losses) that result from changes in market values of securities and other comprehensive pension expense.
 (B) Computed by dividing non-interest expense by the sum of net interest income and non-interest income, net of gains or losses on securities, fixed assets and foreclosed assets. This is a non-GAAP financial measure, which we believe provides investors with important information regarding our operational efficiency.
     Comparison of our efficiency ratio with those of other companies may not be possible, because other companies may calculate the efficiency ratio differently.
 (C) Individual amounts shown above are calculated from actual, not rounded amounts in the thousands, which appear above.

 QUARTERLY PERFORMANCE SUMMARY
 StellarOne Corporation (NASDAQ: STEL)
 (Dollars in thousands, except per share data)

 SELECTED BALANCE SHEET DATA                     6/30/2009   6/30/2008
                                                 ---------   ---------

 Assets
   Cash and cash equivalents                    $  184,390  $  136,360

   Securities available for sale                   351,716     348,716
   Securities held to maturity                         450         929
    Total securities                               352,166     349,645

   Mortgage loans held for sale                     51,229      13,850

   Real estate - construction                      321,451     385,290
   Real estate - 1-4 family residential            828,691     738,049
   Real estate - commercial and multifamily        804,188     849,978
   Commercial, financial and agricultural          220,557     231,377
   Consumer loans                                   48,153      71,823
   All other loans                                  17,072      13,716
    Total loans                                  2,240,112   2,290,233
   Deferred loan costs                                 984         841
   Allowance for loan losses                       (34,923)    (28,615)
    Net loans                                    2,206,173   2,262,459

   Premises and equipment, net                      85,837      88,421
   Core deposit intangibles, net                     9,393      11,142
   Goodwill                                         74,880      73,386
   Bank owned life insurance                        29,538      28,202
   Foreclosed assets                                 4,121       2,260
   Other assets                                     59,188      64,970

     Total assets                                3,056,915   3,030,695

 Liabilities
   Deposits:
     Noninterest bearing deposits                  318,879     346,861
     Money market & interest checking              849,277     747,711
     Savings                                       191,686     208,039
     CD's and other time deposits                1,089,496   1,112,137
       Total deposits                            2,449,338   2,414,748

   Federal funds purchased and securities sold
    under agreements to repurchase                     503       1,746
   Federal Home Loan Bank advances                 170,000     195,733
   Subordinated debt                                32,991      32,991
   Commercial paper                                     --          --
   Other borrowings                                     --          59
   Other liabilities                                14,377      18,874

     Total liabilities                           2,667,209   2,664,151

 Stockholders' equity
   Preferred stock                                  28,224          --
   Common stock                                     22,653      22,600
   Additional paid-in capital                      229,918     225,258
   Retained earnings                               108,045     119,865
   Accumulated other comprehensive income
    (loss), net                                        866      (1,179)

     Total stockholders' equity                    389,706     366,544

     Total liabilities and stockholders'
      equity                                    $3,056,915  $3,030,695

 QUARTERLY PERFORMANCE SUMMARY
 StellarOne Corporation (NASDAQ: STEL)
 (Dollars in thousands)

                                      For the Three Months   Percent
                                             Ended           Increase
                                      6/30/2009  6/30/2008  (Decrease)
                                      ---------  ---------  ----------
 Interest Income
   Loans, including fees              $ 31,694   $ 39,208      -19.16%
   Federal funds sold and deposits in
    other banks                             52        363      -85.67%
   Investment securities:
     Taxable                             2,426      3,147      -22.91%
     Tax-exempt                            972        995       -2.31%
     Dividends                             198        339      -41.59%
       Total interest income            35,342     44,052      -19.77%

 Interest Expense
   Deposits                             11,360     12,458       -8.81%
   Federal funds repurchased and
    securities sold under agreements
    to repurchase                            3          5      -40.00%
   Federal Home Loan Bank advances
    and other borrowings                 1,553      1,634       -4.96%
   Subordinated debt                       343        466      -26.39%
   Commercial paper                         --        156     -100.00%

     Total interest expense             13,259     14,719       -9.92%

   Net interest income                  22,083     29,333      -24.72%
 Provision for loan losses               6,500      2,835     >100.00%
   Net interest income after provision
    for loan losses                     15,583     26,498      -41.19%

 Noninterest Income
   Retail banking fees                   4,113      3,896        5.57%
   Commissions and fees from fiduciary
    activities                             744      1,071      -30.53%
   Brokerage fee income                    245        318      -22.96%
   Mortgage banking-related fees         2,083      1,357       53.50%
   Losses on sale of premises and
    equipment                             (289)       (21)    >100.00%
   Gains on securities available for
    sale                                    11        206      -94.66%
   Losses on sale of foreclosed assets    (355)      (260)      36.54%
   Income from bank owned life
    insurance                              331        319        3.76%
   Other operating income                  780        761        2.50%
     Total noninterest income            7,663      7,647        0.21%

 Noninterest Expense
   Compensation and employee benefits   10,836     11,763       -7.88%
   Net occupancy                         2,163      1,834       17.94%
   Supplies and equipment                2,265      2,170        4.38%
   Amortization-intangible assets          434        531     >100.00%
   Marketing                               388        831      -53.31%
   State franchise taxes                   574        585       -1.88%
   FDIC insurance                        2,088         68     >100.00%
   Data processing                         645        992      -34.98%
   Professional fees                       489        640      -23.59%
   Telecommunications                      477        457        4.38%
   Other operating expenses              3,698      4,738      -21.95%
     Total noninterest expense          24,057     24,609       -2.24%

   (Loss) income before income taxes      (811)     9,536     >100.00%
 Income tax (benefit) expense             (485)     3,396     >100.00%
   Net (loss) income                  $   (326)  $  6,140     >100.00%

 QUARTERLY PERFORMANCE SUMMARY
 StellarOne Corporation (NASDAQ: STEL)
 (Dollars in thousands)

                                       For the Six Months    Percent
                                             Ended           Increase
                                      6/30/2009  6/30/2008  (Decrease)
                                      ---------  ---------  ----------
 Interest Income
   Loans, including fees              $ 64,186   $ 66,469       -3.43%
   Federal funds sold and deposits in
    other banks                             84        563      -85.08%
   Investment securities:
     Taxable                             5,009      5,210       -3.86%
     Tax-exempt                          1,820      1,832       -0.66%
     Dividends                             373        606      -38.45%
       Total interest income            71,472     74,680       -4.30%

 Interest Expense
   Deposits                             23,011     22,663        1.54%
   Federal funds purchased and
    securities sold under agreements
    to repurchase                            7         60      -88.33%
   Federal Home Loan Bank advances
    and other borrowings                 3,121      3,545      -11.96%
   Subordinated debt                       700        930      -24.73%
   Commercial paper                         --        635     -100.00%

       Total interest expense           26,839     27,833       -3.57%

   Net interest income                  44,633     46,847       -4.73%
 Provision for loan losses              14,250      3,787     >100.00%
   Net interest income after provision
    for loan losses                     30,383     43,060      -29.44%

 Noninterest Income
   Retail banking fees                   7,824      6,463       21.06%
   Commissions and fees from fiduciary
    activities                           1,502      1,969      -23.72%
   Brokerage fee income                    498        638      -21.94%
   Mortgage banking-related fees         3,507      2,228       57.41%
   Losses on sale of premises and
    equipment                              (90)       (64)      40.63%
   Gains on securities available for
    sale                                    13        238      -94.54%
   Losses on sale of foreclosed assets    (620)      (759)     -18.31%
   Income from bank owned life
    insurance                              635        511       24.27%
   Other operating income                1,371      1,588      -13.66%
       Total noninterest income         14,640     12,812       14.27%

 Noninterest Expense
   Compensation and employee benefits   21,362     22,931       -6.84%
   Net occupancy                         4,254      2,995       42.04%
   Supplies and equipment                4,406      3,710       18.76%
   Amortization-intangible assets          872        691       26.19%
   Marketing                               628      1,248      -49.68%
   State franchise taxes                 1,170        980       19.39%
   FDIC insurance                        3,193        115     >100.00%
   Data processing                       1,502      2,076      -27.65%
   Professional fees                       993      1,214      -18.20%
   Telecommunications                      944        746       26.54%
   Other operating expenses              6,956      6,941        0.22%
       Total noninterest expense        46,280     43,647        6.03%

   Income before income taxes           (1,257)    12,225     >100.00%
 Income tax (benefit) expense           (1,077)     3,998     >100.00%
   Net (loss) income                  $   (180)  $  8,227     >100.00%

 STELLARONE CORPORATION
 CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES
 THREE MONTHS ENDED JUNE 30, 2009 AND 2008
 (Dollars in thousands)

                         For the Three Months Ended June 30,
                                    (unaudited)
               --------------------------------------------------------
                            2009                         2008
               ---------------------------- ---------------------------
 Dollars in     Average   Interest  Average  Average   Interest Average
  thousands     Balance   Inc/Exp    Rates   Balance   Inc/Exp   Rates
 ------------  ---------- --------  ------- ---------- ----------------

 Assets
 Loans
  receivable,
  net          $2,291,735 $ 31,801   5.57%  $2,288,804 $ 39,329   6.91%
 Investment
  securities
   Taxable        230,102    2,624   4.51%     307,571    3,500   4.50%
   Tax exempt      97,122    1,496   6.09%      95,604    1,531   6.34%
               ---------- --------  ------  ---------- --------  ------
 Total
  investments     327,224    4,120   4.98%     403,175    5,031   4.94%

 Interest
  bearing
  deposits         51,966       31   0.24%       3,943        9   0.90%
 Federal funds
  sold             58,560       20   0.14%      63,198      340   2.13%
               ---------- --------  ------  ---------- --------  ------
                  437,750    4,171   3.77%     470,316    5,380   4.53%

 Total earning ---------- --------         ----------  --------
  assets        2,729,485 $ 35,972   5.29%  2,759,120  $ 44,709   6.51%
                          ========                     ========

 Total
  nonearning
  assets          283,599                      290,706

               ----------                   ----------
 Total assets  $3,013,084                   $3,049,826
               ==========                   ==========

 Liabilities and
  Stockholders'
  Equity
 Interest-
  bearing
  deposits
  Interest
   checking    $  524,408 $  1,255   0.96%  $  497,074 $    505   0.41%
  Money market    275,534    1,047   1.52%     191,406      817   1.71%
  Savings         191,788      420   0.88%     211,158    1,755   3.33%
  Time
   deposits:
   Less than
    $100,000      794,180    5,926   2.99%     769,415    5,664   2.95%
   $100,000 and
    more          305,297    2,712   3.56%     364,876    3,717   4.09%
               ---------- --------  ------  ---------- --------  ------
 Total
  interest-
  bearing
  deposits      2,091,207   11,360   2.18%   2,033,929   12,458   2.46%

 Federal funds
  purchased and
  securities
  sold under
  agreements to
  repurchase          464        3   2.56%       7,919        5   0.25%
 Federal Home
  Loan Bank
  advances and
  other
  borrowings      170,067    1,553   3.61%     236,759    1,634   2.73%
 Subordinated
  debt             32,991      343   4.11%      32,991      466   5.59%
 Commercial
  paper                --       --    N/A       23,821      156   2.59%
               ---------- --------  ------  ---------- --------  ------

                  203,522    1,899   3.69%     301,490    2,261   2.97%
  Total
   interest-
   bearing     ---------- --------  ------  ---------- --------  ------
   liabilities  2,294,729   13,259   2.31%   2,335,419   14,719   2.53%
                          ========                     ========

  Total
   noninterest-
   bearing
   liabilities    327,425                      347,080

 Total         ----------                   ----------
  liabilities   2,622,154                    2,682,499
 Stockholders'
  equity          390,930                      367,327

 Total
  liabilities
  and stock-
  holders'     ----------                   ----------
  equity       $3,013,084                   $3,049,826
               ==========                   ==========

 Net interest
  income (tax
  equivalent)             $ 22,713                     $ 29,990
                          ========                     ========
  Average
   interest
   rate spread                       2.97%                        3.98%
  Interest
   expense as
   percentage
   of average
   earning
   assets                            1.95%                        2.14%
  Net interest
   margin                            3.34%                        4.37%

 STELLARONE CORPORATION
 CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES
 SIX MONTHS ENDED JUNE 30, 2009 AND 2008
 (Dollars in thousands)

                           For the Six Months Ended June 30,
                                     (unaudited)
               --------------------------------------------------------
                            2009                         2008
               ---------------------------- ---------------------------
 Dollars in     Average   Interest  Average  Average   Interest Average
  thousands     Balance   Inc/Exp    Rates   Balance   Inc/Exp   Rates
 ------------  ---------- --------  ------- ---------- -------- -------

 Assets
 Loans
  receivable,
  net          $2,288,118 $ 64,400   5.69%  $1,958,566 $ 66,628   6.84%
 Investment
  securities
   Taxable        228,873    5,382   4.68%     255,090    6,468   5.02%
   Tax exempt      90,414    2,801   6.16%      89,971    1,838   4.04%
               ---------- --------  ------  ---------- --------  ------
 Total
  investments     319,287    8,183   5.10%     345,061    8,306   4.76%

 Interest
  bearing
  deposits         50,885       40   0.16%       2,214       12   1.07%
 Federal funds
  sold             38,046       43   0.22%      44,910      523   2.29%
               ---------- --------  ------  ---------- --------  ------
                  408,218    8,266   4.03%     392,185    8,841   4.46%

 Total earning ---------- --------          ---------- --------
  assets        2,696,336 $ 72,666   5.44%   2,350,751 $ 75,469   6.45%
                          ========                     ========

 Total
  nonearning
  assets          286,494                      228,856

               ----------                   ----------
 Total assets  $2,982,830                   $2,579,607
               ==========                   ==========

 Liabilities
  and
  Stockholders'
  Equity
 Interest-
  bearing
  deposits
  Interest
   checking    $  520,463 $  2,652   1.03%  $  401,052 $    898   0.45%
  Money market    255,453    1,877   1.48%     161,291    1,482   1.84%
  Savings         190,103      830   0.88%     169,115    2,796   3.32%
  Time
   deposits:
   Less than
    $100,000      778,506   11,986   3.10%     641,569   10,962   3.43%
   $100,000 and
    more          314,643    5,666   3.63%     310,141    6,525   4.22%
               ---------- --------  ------  ---------- --------  ------
 Total
  interest-
  bearing
  deposits      2,059,168   23,011   2.25%   1,683,168   22,663   2.70%

 Federal funds
  purchased and
  securities
  sold under
  agreements to
  repurchase          405        7   3.44%       6,681       60   1.78%
 Federal Home
  Loan Bank
  advances and
  other
  borrowings      177,155    3,120   3.50%     210,851    3,545   3.34%
 Subordinated
  debt             32,991      700   4.22%      28,708      930   6.41%
 Commercial
  paper                --       --    N/A       49,010      635   2.56%
               ---------- --------  ------  ---------- --------  ------

                  210,551    3,827   3.62%     295,928    5,170   3.46%
  Total
   interest-
   bearing     ---------- --------  ------  ---------- --------  ------
   liabilities  2,269,719   26,838   2.38%   1,979,096   27,833   2.81%
                          ========                     ========

  Total
   noninterest-
   bearing
   liabilities    320,650                      306,688

 Total         ----------                   ----------
  liabilities   2,590,369                    2,285,784
 Stockholders'
  equity          392,461                      293,823

 Total
  liabilities
  and stock-
  holders'     ----------                   ----------
  equity       $2,982,830                   $2,579,607
               ==========                   ==========

 Net interest
  income (tax
  equivalent)             $ 45,828                     $ 47,636
                          ========                     ========
  Average
   interest
   rate spread                       3.06%                        3.64%
  Interest
   expense as
   percentage
   of average
   earning
   assets                            2.01%                        2.37%
  Net interest
   margin                            3.43%                        4.08%

 STELLARONE CORPORATION
 CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES
 NORMALIZED BY EXCLUDING PURCHASE ACCOUNTING ADJUSTMENTS
 THREE MONTHS ENDED JUNE 30, 2009 AND 2008
 (Dollars in thousands)

                          For the Three Months Ended June 30,
                                    (unaudited)
               --------------------------------------------------------
                            2009                         2008
               ---------------------------- ---------------------------
 Dollars in     Average   Interest  Average  Average   Interest Average
  thousands     Balance   Inc/Exp    Rates   Balance   Inc/Exp   Rates
 ------------  ---------- --------  ------- ---------- ----------------

 Assets
 Loans
  receivable,
  net          $2,293,139 $ 31,062   5.44%  $2,290,648 $ 37,225   6.53%
 Investment
  securities
   Taxable        230,102    2,624   4.51%     307,571    3,500   4.50%
   Tax exempt      97,122    1,496   6.09%      95,604    1,531   6.34%
               ---------- --------  ------  ---------- --------  ------
 Total
  investments     327,224    4,120   4.98%     403,175    5,031   4.94%

 Interest
  bearing
  deposits         51,966       31   0.24%       3,943        9   0.90%
 Federal funds
  sold             58,560       20   0.14%      63,198      340   2.13%
               ---------- --------  ------  ---------- --------  ------
                  437,750    4,171   3.77%     470,316    5,380   4.53%

               ---------- --------          ---------- --------
 Total earning
  assets        2,730,889 $ 35,233   5.18%   2,760,964 $ 42,605   6.20%
                          ========                     ========

 Total
  nonearning
  assets          285,590                      285,590

               ----------                   ----------
 Total assets  $3,016,479                   $3,046,554
               ==========                   ==========

 Liabilities
  and
  Stockholders'
  Equity
 Interest-
  bearing
  deposits
  Interest
   checking    $  524,408 $  1,255   0.96%  $  497,074 $    505   0.41%
  Money market    275,534    1,047   1.52%     191,406      817   1.71%
  Savings         191,788      420   0.88%     211,158    1,755   3.33%
  Time
   deposits:
   Less than
    $100,000      794,180    5,926   2.99%     766,517    7,490   3.92%
   $100,000 and
    more          305,297    2,712   3.56%     364,876    3,717   4.09%
               ---------- --------  ------  ---------- --------  ------
 Total
  interest-
  bearing
  deposits      2,091,207   11,360   2.18%   2,031,031   14,284   2.82%

 Federal funds
  purchased and
  securities
  sold under
  agreements to
  repurchase          464        3   2.56%       7,919        5   0.25%
 Federal Home
  Loan Bank
  advances and
  other
  borrowings      170,067    1,553   3.61%     237,677    2,392   3.98%
 Subordinated
  debt             32,991      343   4.11%      32,991      466   5.59%
 Commercial
  paper                --       --    N/A       23,821      156   2.59%
               ---------- --------  ------  ---------- --------  ------

                  203,522    1,899   3.69%     302,408    3,019   3.95%

  Total
   interest-
   bearing     ---------- --------  ------  ---------- --------  ------
   liabilities  2,294,729   13,259   2.31%   2,333,439   17,303   2.97%
                          ========                     ========

  Total
   noninterest-
   bearing
   liabilities    327,425                      347,080

 Total         ----------                   ----------
  liabilities   2,622,154                    2,680,519
 Stockholders'
  equity          390,930                      367,327

 Total
  liabilities
  and stock-
  holders'     ----------                   ----------
  equity       $3,013,084                   $3,047,846
               ==========                   ==========

 Net interest
  income (tax
  equivalent)             $ 21,974                     $ 25,302
                          ========                     ========
  Average
   interest
   rate spread                       2.87%                        3.23%
  Interest
   expense as
   percentage
   of average
   earning
   assets                            1.95%                        2.51%
  Net interest
   margin                            3.24%                        3.69%

 STELLARONE CORPORATION
 CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES
 NORMALIZED BY EXCLUDING PURCHASE ACCOUNTING ADJUSTMENTS
 SIX MONTHS ENDED JUNE 30, 2009 AND 2008
 (Dollars in thousands)

                           For the Six Months Ended June 30,
                                     (unaudited)
               --------------------------------------------------------
                            2009                         2008
               ---------------------------- ---------------------------
 Dollars in     Average   Interest  Average  Average   Interest Average
  thousands     Balance   Inc/Exp    Rates   Balance   Inc/Exp   Rates
 ------------  ---------- --------  ------- ---------- -------- -------

 Assets
 Loans
  receivable,
  net          $2,289,946 $ 62,721   5.54%  $1,960,394 $ 64,949   6.70%
 Investment
  securities
   Taxable        228,873    5,382   4.68%     255,090    6,468   5.04%
   Tax exempt      90,414    2,801   6.16%      89,971    1,838   4.06%
               ---------- --------  ------  ---------- --------  ------
 Total
  investments     319,287    8,183   5.10%     345,061    8,306   4.79%

 Interest
  bearing
  deposits         50,885       40   0.16%       2,214       12   1.08%
 Federal funds
  sold             38,046       43   0.22%      44,910      523   2.32%
               ---------- --------  ------  ---------- --------  ------
                  408,218    8,266   4.03%     392,185    8,841   4.49%

               ---------- --------          ---------- --------

 Total earning
  assets        2,698,164 $ 70,987   5.32%   2,352,579 $ 73,790   6.34%
                          ========                     ========

 Total
  nonearning
  assets          285,590                      285,590

               ----------                   ----------
 Total assets  $2,983,754                   $2,638,169
               ==========                   ==========

 Liabilities
  and
  Stockholders'
  Equity
 Interest-
  bearing
  deposits
  Interest
   checking    $  520,463 $  2,652   1.03%  $  401,052 $    898   0.45%
  Money market    255,453    1,877   1.48%     161,291    1,482   1.85%
  Savings         190,103      830   0.88%     169,115    2,796   3.33%
  Time
   deposits:
   Less than
    $100,000      778,485   12,116   3.14%     641,548   11,092   3.49%
   $100,000 and
    more          314,643    5,666   3.63%     310,141    6,525   4.24%
               ---------- --------  ------  ---------- --------  ------
 Total
  interest-
  bearing
  deposits      2,059,147   23,141   2.27%   1,683,147   22,793   2.73%

 Federal funds
  purchased and
  securities
  sold under
  agreements to
  repurchase          405        7   3.44%       6,681       60   1.79%
 Federal Home
  Loan Bank
  advances and
  other
  borrowings      177,155    3,120   3.50%     210,851    3,545   3.34%
 Subordinated
  debt             32,991      700   4.22%      28,708      930   6.44%
 Commercial
  paper                --       --    N/A       49,010      635   2.58%
               ---------- --------  ------  ---------- --------  ------

                  210,551    3,827   3.62%     295,250    5,170   3.48%
  Total
   interest-
   bearing     ---------- --------  ------  ---------- --------  ------
   liabilities  2,269,698   26,968   2.40%   1,978,397   27,963   2.84%
                          ========                     ========

  Total
   noninterest-
   bearing
   liabilities    320,650                      306,688

 Total         ----------                   ----------
  liabilities   2,590,348                    2,285,085
 Stockholders'
  equity          392,461                      293,823

 Total
  liabilities
  and
  stock-
  holders'     ----------                   ----------
  equity       $2,982,809                   $2,578,908
               ==========                   ==========

 Net interest
  income (tax
  equivalent)             $ 44,019                     $ 45,827
                          ========                     ========

  Average
   interest
   rate spread                       2.92%                        3.49%
  Interest
   expense as
   percentage
   of average
   earning
   assets                            2.02%                        2.40%
  Net interest
   margin                            3.30%                        3.94%

CONTACT:  Jeffrey W. Farrar, Executive Vice President and
          Chief Financial Officer of StellarOne Corporation
          (434) 964-2217
          JFarrar@StellarOne.com